COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS NEW JERSEY MUNICIPAL BOND FUND, INC.
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


     EXHIBIT A:
     ___________________________________________________
    |            |                                        |
    |            |                  |                     |
    |   PERIOD   |  LEHMAN BROTHERS | DREYFUS NEW JERSEY  |
    |            |     MUNICIPAL    |  MUNICIPAL BOND     |
    |            |   BOND INDEX *   |        FUND         |
    |------------| -----------------| ------------------  |
    |  11/6/87   |           10,000 |            10,000   |
    |  12/31/87  |           10,410 |            10,226   |
    |  12/31/88  |           11,468 |            11,514   |
    |  12/31/89  |           12,705 |            12,562   |
    |  12/31/90  |           13,631 |            13,560   |
    |  12/31/91  |           15,286 |            15,181   |
    |  12/31/92  |           16,634 |            16,513   |
    |  12/31/93  |           18,677 |            18,654   |
    |  12/31/94  |           17,712 |            17,531   |
    |  12/31/95  |           20,803 |            20,212   |
    |---------------------------------------------------  |


    *Source: Lehman Brothers